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                                   EXHIBIT 21



                                SUBSIDIARIES OF
                         CARDIOTECH INTERNATIONAL, INC.


          State or Other Jurisdiction of
          Name
          -----
     Incorporation or Organization
     -----------------------------

 CardioTech International Limited   United Kingdom